Exhibit 99.1

News Release

Contact:    Paul DeSantis
Investor Relations
(216) 682-7003

OMNOVA Reports 27% year-over-year growth in Specialty Segment profitability in Q2 2018

BEACHWOOD, OHIO, June 28, 2018 -
Second Quarter 2018 Highlights

•	Earnings per Diluted Share for Q2 of 2018 were $0.19 compared to a loss of $0.14 last year.

•	Adjusted Diluted Earnings per Share for the quarter were $0.20 compared to $0.16 last year.

•
Specialty Solutions segment operating profit for the quarter was $21.9 million compared to $17.3 million last year. Adjusted Segment Operating Profit for Specialty Solutions was $22 million, up 24% from $17.7 million last year, driven by higher volumes, stronger margins and favorable foreign exchange.

•	Sixth consecutive quarter of volume growth in OMNOVA’s specialty businesses. Specialization strategy showing traction.

•	The Company announces the closure of its Green Bay, Wisconsin high volume styrene butadiene production facility. Expects $7-8 million in annualized savings when fully implemented.

•	Net Debt to Adjusted EBITDA improved to 3.0x from 3.6x at the end of last year’s second quarter.

•	The Company’s 2018 full year performance expectations are unchanged - the fourth consecutive year of growth in Adjusted Diluted Earnings per Share.

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OMNOVA Solutions Inc. (NYSE: OMN) Chief Executive Officer Anne Noonan, commenting on the second quarter of fiscal 2018, said, “We were pleased to record our sixth consecutive quarter of volume growth in our Specialty Solutions segment, with strong performance in our Laminates and Oil & Gas businesses. Laminates was particularly strong in RV and store fixtures as new product initiatives gained traction. Oil & Gas continues to benefit from investments we made during the downturn to diversify its product portfolio and geographic offerings. Coatings volume was flat for the quarter as the slow start to the season lingered through April with sales beginning to show growth in May. At the end of the second quarter, Specialty Solutions accounted for 62% of total Company net sales and 97% of segment profitability as our specialization strategy continues to gain momentum.
“Performance Materials’ volume was down 11% excluding the impact of the sale of China Coated Fabrics in July of 2017. Declining sales to the paper market remained the largest driver of reduced volumes as we transition out of the commodity-like portions of this market. These volume declines were partially offset by volume growth in the carpet and tire cord businesses. Margins were unfavorably impacted by increases in raw material prices that continued through the second quarter while competitive pressure in carpet, paper and tire cord remained challenging,” said Noonan.
“Last quarter I discussed our manufacturing footprint review. As a result of that analysis and the progress of our specialization strategy, we have decided to close our Green Bay, Wisconsin styrene butadiene manufacturing facility, moving production to our Mogadore, Ohio facility. Once the closure is complete, estimated to be by the second quarter of 2019, the Company expects to save $7-8 million on an annual run-rate basis while continuing to support our styrene butadiene customers efficiently and with continued high levels of quality and service.
“For 2018 our outlook remains unchanged; we continue to expect our fourth consecutive year of Adjusted EPS growth”, concluded Noonan.

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Consolidated Results for the Second Quarter of Fiscal 2018
Earnings per Diluted Share for the second quarter ended May 31, 2018 was $0.19, compared to a loss of $0.14 last year. In the second quarter of 2018, the Company recorded charges of $1.1 million primarily for asset impairments and acquisition & integration related expense. In the second quarter of 2017, the Company recorded charges of $14.1 million primarily related to the sale of the China Coated Fabrics business.
Adjusted Diluted Earnings per Share (Adjusted EPS) was $0.20 for the second quarter of 2018, compared with $0.16 last year. The increase in Adjusted EPS was the result of the strong performance in Specialty Solutions partially offset by Performance Materials.
Net sales for the second quarter were $206.3 million, down 6.8% from last year’s $221.3 million. Excluding the effect of China Coated Fabrics (CCF), which had sales of $3.9 million in 2017, sales decreased 5.1% compared to the second quarter last year. Net sales in Specialty Solutions increased 6% to $128.8 million, while sales in Performance Materials decreased 22.3% to $77.5 million, or excluding the effect of CCF, 19.2%. Overall volume was unfavorable by $7.9 million, or 3.6%, as strong growth in Specialty Solutions was offset primarily by the declines in paper. Price and Mix had an unfavorable impact on net sales of $9.9 million, or 4.5%, primarily in Performance Materials. Currency translation was favorable by $6.6 million, or 3%, primarily reflecting the strengthening of the Euro.
SG&A in the second quarter was $27.4 million, down from $30.1 million in the same quarter last year. The primary drivers of the decrease were benefits from the “One OMNOVA” cost reduction initiatives, reduced incentive compensation expense and the sale of CCF.
Interest expense for the quarter was $4.6 million compared to $5.3 million last year reflecting lower average borrowing balances resulting from December’s $40 million debt pre-payment. During the quarter, the Company put in place a €16 million asset backed line of credit to provide additional liquidity and working capital flexibility in Europe.

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Income tax expense in the second quarter of 2018 was $2.5 million compared to $2.4 million in 2017. Cash taxes overall were $2.8 million for the quarter compared to $1.3 million last year as a result of increased earnings overseas. U.S. cash tax payments were minimal as the Company has approximately $91.1 million of U.S. federal net operating loss carryforwards and $86.8 million of state and local tax net operating loss carryforwards.
Working capital days at the end of May 2018 were 53.5, 2.6 days unfavorable compared to last May driven by increased receivables. In spite of the unfavorable working capital days, cash provided by operations in the second quarter of 2018 was $23.6 million, compared to $7.3 million last year, reflecting the strong operating performance in Specialty. Trailing 12 month Adjusted EBITDA increased to $88.9 million from $80.1 million in the comparable period. Adjusted net leverage decreased to 3.0x Adjusted EBITDA as compared to 3.6x last year (see Tables E and F), reflecting the increases in earnings.
Specialty Solutions Segment Results
Net sales for Specialty Solutions during the second quarter of 2018 increased $7.3 million, or 6%, to $128.8 million, compared with $121.5 million last year. The improvement was driven by volume increases of $2.9 million, or 2.4%, partially offset by price and mix decreases of $0.1 million, or 1%. Foreign currency translation had a favorable effect of $4.5 million, or 3.7%. Volumes were strong in Oil & Gas, Laminates & Films and Home & Personal Care.
Segment Operating Profit was $21.9 million compared with $17.3 million last year. Adjusted Segment Operating Profit grew 24% to $22 million, or 17.1% of net sales, compared to $17.7 million or 14.6% of net sales last year. (See Tables A and B.) Increased volume, healthy mix and the benefits of cost controls drove the improvement in operating profit.
Performance Materials Segment Results
Net sales for Performance Materials during the second quarter of 2018 were $77.5 million compared to $99.8 million last year. The divested CCF business accounted for $3.9 million of net sales in the second quarter of 2017. Volume, excluding CCF was down $10.8 million, or 10.9%,

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primarily driven by declining sales into the commodity paper market. The Company is continuing to transition out of the commodity portions of this market and expects continued volume declines as a result. Sales into the reinforcing resins, carpet and tire cord markets were strong.
Performance Materials’ segment operating profit for the quarter was $0.1 million, compared with a loss of $7.2 million last year. Adjusted Segment Operating Profit was $0.6 million or 0.8% of net sales, compared to $4.2 million, or 4.2% of net sales, last year. (See Tables A and B.) In addition to the impact from the volume declines, margins were unfavorably impacted by increases in raw material prices and approximately $1.0 million of costs including a bad debt write off from a bankrupt paper customer and asset impairment costs.
Earnings Conference Call - OMNOVA Solutions has scheduled its Earnings Conference Call for June 28, 2018, at 11:00 a.m. ET. OMNOVA Solutions’ President and Chief Executive Officer, Anne Noonan will host the live audio event. The call is anticipated to be approximately one hour in length and may be accessed by the public from the investor relations section of the Company’s website (www.omnova.com). Webcast attendees will be in a listen-only mode. Following the live webcast, OMNOVA will archive the call on its website until noon ET, July 12, 2018. A telephone replay also will be available beginning at 1:00 p.m. ET on June 28, 2018, and ending at 11:59 p.m. ET on July 12, 2018. To listen to the telephone replay, callers should dial: (USA) 800-475-6701, access code 450415 or (International) 320-365-3844, access code 450415.

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Non-GAAP and Other Financial Matters

This Earnings Release includes Adjusted Segment Operating Profit, Adjusted Income, Adjusted Diluted Earnings Per Share, Adjusted EBIT, Net Debt and Adjusted EBITDA which are non-GAAP financial measures as defined by the Securities and Exchange Commission. Management reviews the adjusted financial measures in assessing the performance of the business segments and in making decisions regarding the allocation of resources to the business segments. Management also believes that the adjusted information is useful for providing investors with an understanding of the Company’s business and operating performance. Management excludes the items shown in the tables below because Management does not consider them to be reflective of normal operations. These adjusted financial measurements are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to Segment Operating Profit, Net Income, Diluted Earnings Per Share or other measures of financial performance determined in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Presented on Tables E and F is the Company's Net Leverage Ratio calculation (Net Debt / Adjusted EBITDA). Presented on Table G is the Company's Adjusted Return on Invested Capital calculation (Adjusted Net Operating Profit After Tax / Total Debt and Equity). The tables below provide the reconciliation of these financial measures to the comparable GAAP financial measures.

Reconciliation of Reported Segment Net Sales and Operating Profit to Net Sales and Net Income

	Three Months Ended May 31,		Six Months Ended May 31,
(In millions)	2018	2017	2018	2017
Net Sales:
Specialty Solutions	$128.8	$121.5	$238.0	$215.2
Performance Materials	77.5	99.8	147.0	180.7
Total Net Sales	$206.3	$221.3	$385.0	$395.9
Segment Operating Profit:
Specialty Solutions	$21.9	$17.3	$35.5	$26.8
Performance Materials	.1	(7.2)	2.2	(2.5)
Interest expense	(4.6)	(5.3)	(9.7)	(10.5)
Corporate expense	(6.5)	(8.7)	(14.9)	(15.7)
Income (Loss) Before Income Taxes	10.9	(3.9)	13.1	(1.9)
Income tax expense (benefit)	2.5	2.4	(2.6)	.9
Net Income (Loss)	$8.4	$(6.3)	$15.7	$(2.8)
Depreciation and amortization	$7.3	$6.9	$14.5	$13.6
Capital expenditures	$3.9	$6.1	$7.1	$9.9

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended May 31, 2018
					Table A

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$128.8	$77.5	$206.3	$—	$206.3

Segment Operating Profit / Corporate Expense	$21.9	$.1	$22.0	$(6.5)	$15.5
Interest expense	—	—	—	(4.6)	(4.6)
Income (Loss) Before Income Taxes	$21.9	$.1	$22.0	$(11.1)	$10.9
Management Excluded Items
Restructuring and severance	—	.1	.1	.1	.2
Asset impairment, facility closure costs and other	.1	.4	.5	.1	.6
Acquisition and integration related expense	—	—	—	.3	.3
Subtotal for management excluded Items	.1	.5	.6	.5	1.1
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$22.0	$.6	$22.6	$(10.6)	$12.0
Tax expense (25% rate)*					(3.0)
Adjusted Income					$9.0
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.20

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit As A % Of Sales	17.1%	0.8%	11.0%
Segment / Corporate Capital Expenditures	$2.6	$1.0	$3.6	$.3	$3.9

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$22.0	$.6	$22.6	$(10.6)	$12.0
Unallocated corporate interest expense	—	—	—	4.6	4.6
Segment / Consolidated Adjusted EBIT	22.0	.6	22.6	(6.0)	16.6
Depreciation and amortization	4.3	3.0	7.3	—	7.3
Segment / Consolidated Adjusted EBITDA	$26.3	$3.6	$29.9	$(6.0)	$23.9

Adjusted EBITDA as a % of sales	20.4%	4.6%	14.5%		11.6%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended May 31, 2017
					Table B

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$121.5	$99.8	$221.3	$—	$221.3

Segment Operating Profit / Corporate Expense	$17.3	$(7.2)	$10.1	$(8.7)	$1.4
Interest expense	—	—	—	(5.3)	(5.3)
Income (Loss) Before Income Taxes	$17.3	$(7.2)	$10.1	$(14.0)	$(3.9)
Management Excluded Items
Restructuring and severance	.4	1.1	1.5	2.1	3.6
Environmental costs	—	(2.5)	(2.5)	—	(2.5)
Asset impairment, facility closure costs and other	—	12.8	12.8	.2	13.0
Subtotal for management excluded Items	.4	11.4	11.8	2.3	14.1
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$17.7	$4.2	$21.9	$(11.7)	$10.2
Tax expense (30% rate)*					(3.1)
Adjusted Income					$7.1
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.16

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit As A % Of Sales	14.6%	4.2%	9.9%
Segment / Corporate Capital Expenditures	$2.8	$2.9	$5.7	$.4	$6.1

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$17.7	$4.2	$21.9	$(11.7)	$10.2
Unallocated corporate interest expense	—	—	—	5.3	5.3
Segment / Consolidated Adjusted EBIT	17.7	4.2	21.9	(6.4)	15.5
Depreciation and amortization	3.6	2.9	6.5	.4	6.9
Segment / Consolidated Adjusted EBITDA	$21.3	$7.1	$28.4	$(6.0)	$22.4

Adjusted EBITDA as a % of sales	17.5%	7.1%	12.8%		10.1%

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OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Six Months Ended May 31, 2018
					Table C

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$238.0	$147.0	$385.0	$—	$385.0

Segment Operating Profit / Corporate Expense	$35.5	$2.2	$37.7	$(14.9)	$22.8
Interest expense	—	—	—	(9.7)	(9.7)
Income (Loss) Before Income Taxes	$35.5	$2.2	$37.7	$(24.6)	$13.1
Management Excluded Items
Restructuring and severance	.7	.1	.8	.7	1.5
Asset impairment, facility closure costs and other	.1	.4	.5	.1	.6
Environmental costs	—	.2	.2	—	.2
Deferred financing fees	—	—	—	.8	.8
Acquisition and integration related expense	.4	—	.4	.5	.9
Subtotal for management excluded items	1.2	.7	1.9	2.1	4.0
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$36.7	$2.9	$39.6	$(22.5)	$17.1
Tax expense (25% rate)*					(4.3)
Adjusted Income (Loss)					$12.8
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.29

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit As A % Of Sales	15.4%	2.0%	10.3%
Segment / Corporate Capital Expenditures	$5.0	$1.8	$6.8	$.3	$7.1

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$36.7	$2.9	$39.6	$(22.5)	$17.1
Unallocated corporate interest expense	—	—	—	9.7	9.7
Segment / Consolidated Adjusted EBIT	36.7	2.9	39.6	(12.8)	26.8
Depreciation and amortization	8.4	6.0	14.4	.1	14.5
Segment / Consolidated Adjusted EBITDA	$45.1	$8.9	$54.0	$(12.7)	$41.3

Adjusted EBITDA as a % of sales	18.9%	6.1%	14.0%		10.7%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Six Months Ended May 31, 2017
					Table D

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$215.2	$180.7	$395.9	$—	$395.9

Segment Operating Profit / Corporate Expense	$26.8	$(2.5)	$24.3	$(15.7)	$8.6
Interest expense	—	—	—	(10.5)	(10.5)
Income (Loss) Before Income Taxes	26.8	(2.5)	24.3	(26.2)	(1.9)
Management Excluded Items
Restructuring and severance	.6	1.4	2.0	2.5	4.5
Asset impairment, facility closure costs and other	—	12.9	12.9	.2	13.1
Environmental costs	—	(2.5)	(2.5)	—	(2.5)
Subtotal for management excluded items	.6	11.8	12.4	2.7	15.1
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$27.4	$9.3	$36.7	$(23.5)	$13.2
Tax expense (30% rate)*					(3.9)
Adjusted Income					$9.3
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.21

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit As A % Of Sales	12.7%	5.1%	9.3%
Segment / Corporate Capital Expenditures	$4.9	$4.4	$9.3	$.6	$9.9

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$27.4	$9.3	$36.7	$(23.5)	$13.2
Unallocated corporate interest expense	—	—	—	10.5	10.5
Segment / Consolidated Adjusted EBIT	27.4	9.3	36.7	(13.0)	23.7
Depreciation and amortization	7.0	5.8	12.8	.8	13.6
Segment / Consolidated Adjusted EBITDA	$34.4	$15.1	$49.5	$(12.2)	$37.3

Adjusted EBITDA as a % of sales	16.0%	8.4%	12.5%		9.4%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Trailing Twelve Months Ended May 31, 2018
					Table E
(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$464.2	$308.0	$772.2	$—	$772.2

Segment Operating Profit / Corporate Expense	$68.6	$(7.9)	$60.7	$(29.1)	$31.6
Interest expense	—	—	—	(20.7)	(20.7)
Income (Loss) Before Income Taxes	$68.6	$(7.9)	$60.7	$(49.8)	$10.9
Management Excluded Items
Restructuring and severance	.7	.4	1.1	1.1	2.2
Asset impairment, facility closure costs and other	.4	21.1	21.5	1.7	23.2
Environmental costs	—	.7	.7	—	.7
Deferred financing fees	—	—	—	.8	.8
Pension curtailment	—	—	—	.4	.4
Acquisition and integration related expense	.4	—	.4	.8	1.2
Subtotal for management excluded items	1.5	22.2	23.7	4.8	28.5
Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$70.1	$14.3	$84.4	$(45.0)	$39.4
Tax expense					(11.1)
Adjusted Income					$28.3
Adjusted Diluted Earnings Per Share From Adjusted Income					$0.63

Adjusted Segment Operating Profit as a % Of Sales	15.1%	4.6%	10.9%
Segment / Corporate Capital Expenditures	$13.2	$8.5	$21.7	$.6	$22.3

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$70.1	$14.3	$84.4	$(45.0)	$39.4
Unallocated corporate interest	—	—	—	20.7	20.7
Segment / Consolidated Adjusted EBIT	70.1	14.3	84.4	(24.3)	60.1
Depreciation and amortization	15.9	11.6	27.5	1.3	28.8
Segment / Consolidated Adjusted EBITDA	$86.0	$25.9	$111.9	$(23.0)	$88.9

Adjusted EBITDA as a % of sales	18.5%	8.4%	14.5%		11.5%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $7.3M. )					$319.8
Less cash					(52.9)
Net Debt (Debt less Cash)					$266.9

Net Leverage Ratio**					3.0x

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Trailing Twelve Months Ended May 31, 2017
					Table F
(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$423.7	$354.8	$778.5	$—	$778.5

Segment Operating Profit / Corporate Expense	$55.9	$1.7	$57.6	$(35.5)	$22.1
Interest expense	—	—	—	(23.7)	$(23.7)
Income (Loss) Before Income Taxes	$55.9	$1.7	57.6	$(59.2)	$(1.6)
Management Excluded Items
Restructuring and severance	.7	2.2	2.9	7.3	10.2
Accelerated depreciation on production transfer	—	—	—	—	—
Operational improvements costs	—	—	—	—	—
Asset impairment, facility closure costs and other	.9	19.1	20.0	.2	20.2
Environmental costs	—	(2.2)	(2.2)	—	(2.2)
Deferred financing fees	—	—	—	4.9	4.9
Acquisition and integration related expense	—	—	—	.9	.9
Vacation policy change	(.6)	(.7)	(1.3)	(.2)	(1.5)
Subtotal for management excluded items	1.0	18.4	19.4	13.1	32.5
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$56.9	$20.1	77.0	$(46.1)	$30.9
Tax expense					(9.2)
Adjusted Income					$21.7
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.49

Adjusted Segment Operating Profit as a % Of Sales	13.4%	5.7%	9.9%
Segment / Corporate Capital Expenditures	$11.9	$11.7	$23.6	$1.8	$25.4

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$56.9	$20.1	$77.0	$(46.1)	$30.9
Unallocated corporate interest expense	—	—	—	21.7	21.7
Segment / Consolidated Adjusted EBIT	56.9	20.1	77.0	(24.4)	52.6
Depreciation and amortization	13.6	12.7	26.3	1.2	27.5
Segment / Consolidated Adjusted EBITDA	$70.5	$32.8	$103.3	$(23.2)	$80.1

Adjusted EBITDA as a % of sales	16.6%	9.2%	13.3%		10.3%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $9.0M. )					$355.1
Less cash and restricted cash					(68.6)
Net Debt (Debt less Cash and Restricted Cash)					$286.5

Net Leverage Ratio**					3.6 x
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
May 31, 2018
			Table G
Adjusted Return on Invested Capital	Trailing Twelve Months Ended	Twelve Months Ended
	May 31,	November 30,
	2018	2017	2016
Adjusted Net Operating Profit After Tax	(Dollars in Millions)
Adjusted income from continuing operations	$28.3	$24.8	$22.2
Interest add back excluding debt premium	20.7	21.5	22.7
Tax effect of interest add back*	(5.2)	(6.5)	(6.8)
Total Adjusted Net Operating Profit After Tax	$43.8	$39.8	$38.1

Debt and Equity
Short-term debt	$4.2	$4.2	$4.2
Long-term debt	308.3	349.8	352.5
Total shareholders' equity	51.0	38.2	109.8
Total Debt and Equity	$363.5	$392.2	$466.5

Adjusted Return on Invested Capital	12.0%	10.1%	8.2%

*Tax rate is based on the Company's estimated normalized annual effective tax rate of 25% for 2018, and 30% for 2017 and 2016.

Notice on Forward-Looking Statements
This press release includes descriptions of OMNOVA’s current business, operations, assets and other matters affecting the Company, as well as “forward-looking statements” as defined by federal securities laws. All forward-looking statements by the Company, including verbal statements, are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect Management’s current expectation, judgment, belief, assumption, estimate or forecast about future events, circumstances or results and may address business conditions and prospects, strategy, capital structure, debt and cash levels, sales, profits, earnings, markets, products, technology, operations, customers, raw materials, claims and litigation, financial condition, and accounting policies among other matters. Words such as, but not limited to, “will,” “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “optimistic,” “likely,” “would,” “could,” “committed,” and similar expressions or phrases identify forward-looking statements.
All descriptions of OMNOVA’s current business, operations and assets, as well as all forward-looking statements, involve risks and uncertainties. Many risks and uncertainties are inherent in business generally. Other risks and uncertainties are more specific to the Company’s businesses and strategy, or to any new businesses the Company may enter into or acquire. There also may be risks and uncertainties not currently known to the Company. The occurrence of any such risks and uncertainties and the impact of such occurrences is often not predictable or within the Company’s control. Such impacts could adversely affect the Company’s business, operations or assets, as well as the Company's results and the value of your investment in the Company. In some cases, such impact could be material. Certain risks and uncertainties facing the Company are described below or in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K.
All written and verbal descriptions of OMNOVA’s current business, operations and assets and all forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the risks, uncertainties, and cautionary statements contained or referenced herein. All such descriptions and any forward-looking statements speak only as of the date on which such description or statement is made, and the Company undertakes no obligation, and specifically declines any obligation, other than that imposed by law, to publicly update or revise any such description or forward-looking statements whether as a result of new information, future events or otherwise.
The Company's actual results and the value of your investment in OMNOVA may differ, perhaps materially, from expectations due to a number of risks and uncertainties including, but not limited to: 1) the Company's exposure to general economic, business, and industry conditions; (2) the risk of doing business in foreign countries and markets; (3) changes in raw material prices and availability; (4) the highly competitive markets the Company serves and continued consolidations among its competitors and customer base; (5) extraordinary events such as natural disasters, political disruptions, terrorist attacks and acts of war; (6) extensive and increasing governmental regulation, including environmental, health and safety regulations; (7) the Company's failure to protect its intellectual property or defend itself from intellectual property claims; (8) claims and litigation; (9) changes in accounting policies, standards, and interpretations; (10) the actions of activist shareholders; (11) the Company's inability to achieve or achieve in a timely manner the objectives and benefits of cost reduction initiatives; (12) the Company's ability to develop and commercialize new products at competitive prices; (13) the Company's use of purchase orders rather than long-term contracts for most of its business; (14) the disproportionate impact of certain product lines on the Company's operating profitability; (15) customer credit risk; (16) the Company's ability to identify and complete strategic transactions; (17) the Company’s ability to successfully integrate acquired companies; (18) unanticipated capital expenditures; (19) risks associated with the use, production, storage, and transportation of chemicals; (20) information system failures and breaches in security; (21) continued increases in healthcare costs; (22) the Company's ability retain or attract key employees; (23) the Company's ability to renew collective bargaining agreements with employees on acceptable terms and the risk of work stoppages; (24) the Company's contribution obligations under its U.S. pension plan; (25) the Company's reliance on foreign financial institutions to hold some of its funds; (26) the effect of goodwill impairment charges; (27) the volatility in the market price of the Company’s common shares; (28) the Company's substantial debt position; (29) a decision to incur additional debt; (30) the operational and financial restrictions contained in the Company's debt

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agreements; (31) the effects of a default under the Company's term loan or revolving credit facility; (32) the Company's ability to generate sufficient cash to service its outstanding debt; and (33) the Company's subsidiaries' ability to provide the Company with cash.

OMNOVA Solutions provides greater detail regarding these risks and uncertainties in its 2016 Form 10-K and subsequent filings, which are available online at www.omnova.com and www.sec.gov.

OMNOVA Solutions Inc. is a global innovator of performance-enhancing chemistries and surfaces used in products for a variety of commercial, industrial and residential applications. As a strategic business-to-business supplier, OMNOVA provides The Science in Better Brands, with emulsion polymers, specialty chemicals, and functional and decorative surfaces that deliver critical performance attributes to top brand-name, end-use products sold around the world. OMNOVA’s sales for the last twelve months ended May 31, 2018 were approximately $772 million. The Company has a global workforce of approximately 1,800. Visit OMNOVA Solutions on the internet at www.omnova.com.

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OMNOVA SOLUTIONS INC.
Consolidated Statements of Operations
(In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 31		May 31
	2018	2017	2018	2017
Net sales	$206.3	$221.3	$385.0	$395.9
Cost of goods sold (exclusive of depreciation)	154.7	168.1	286.8	298.8
Gross profit	51.6	53.2	98.2	97.1

Selling, general and administrative	27.4	30.1	56.1	59.3
Depreciation and amortization	7.3	6.9	14.5	13.6
Asset impairments	.4	12.9	.4	12.9
Restructuring and severance	.2	3.6	1.5	4.6
Interest expense	4.6	5.3	9.7	10.5
Debt issuance costs write-off	—	—	.8	—
Acquisition and integration related expense	.3	—	.9	—
Other (income) loss, net	.5	(1.7)	1.2	(1.9)
Total other costs and expenses	40.7	57.1	85.1	99.0

Income (loss) before income taxes	10.9	(3.9)	13.1	(1.9)
Income tax (benefit) expense	2.5	2.4	(2.6)	.9
Net Income (Loss)	$8.4	$(6.3)	$15.7	$(2.8)

Basic and diluted income (loss) per share	$.19	$(.14)	$.35	$(.06)

Weighted average shares outstanding - basic	44.6	44.4	44.6	44.3
Weighted average shares outstanding - diluted	44.9	44.4	44.9	44.3

OMNOVA SOLUTIONS INC.
Consolidated Balance Sheets

	May 31, 2018	November 30, 2017
	(Unaudited)	(Audited)
	(Dollars in millions, except share amounts)
ASSETS:
Current Assets
Cash and cash equivalents	$52.9	$88.0
Accounts receivable, net	113.5	99.0
Inventories, net	76.5	76.5
Prepaid expenses and other	7.3	12.5
Total Current Assets	250.2	276.0

Property, plant and equipment, net	203.5	208.9
Intangible assets, net	54.2	56.0
Goodwill	66.5	66.3
Other non-current assets	5.3	5.6
Total Assets	$579.7	$612.8

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Amounts due banks	$4.2	$4.2
Accounts payable	86.4	78.3
Accrued payroll and personal property taxes	18.1	26.1
Employee benefits	3.2	2.9
Other current liabilities	8.5	5.1
Total Current Liabilities	120.4	116.6

Long-term debt	308.3	349.8
Post-retirement benefits other than pensions	6.0	6.3
Pension liabilities	67.7	70.5
Deferred income taxes	17.3	23.4
Other non-current liabilities	9.0	8.0
Total Liabilities	528.7	574.6

Shareholders’ Equity
Common stock - $0.10 par value; 135 million shares authorized, 48.3 million shares issued, 44.9 million and 44.8 million outstanding as of May 31, 2018 and November 30, 2017 respectively	4.8	4.8
Additional contributed capital	345.1	343.4
Retained deficit	(150.4)	(159.2)
Treasury stock at cost; 3.4 million shares and 3.5 million shares at May 31, 2018 and November 30, 2017 respectively	(26.0)	(25.5)
Accumulated other comprehensive loss	(122.5)	(125.3)
Total Shareholders’ Equity	51.0	38.2
Total Liabilities and Shareholders’ Equity	$579.7	$612.8

OMNOVA SOLUTIONS INC.
Consolidated Statements of Cash Flows
(Dollars in Millions)
(Unaudited)

	Three Months Ended May 31,		Six Months Ended May 31,
	2018	2017	2018	2017
	(Dollars in Millions)
Operating Activities
Net income (loss)	$8.4	$(6.3)	$15.7	$(2.8)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7.3	6.9	14.5	13.6
Impairment of long-lived assets	.4	12.9	.4	12.9
Amortization and write-off of debt issuance costs	.3	.4	1.4	.7
Non-cash stock compensation expense	1.3	1.0	1.8	1.0
Provision for doubtful accounts	.4	—	.4	—
Provision for obsolete inventories	.1	(.2)	.7	.3
Deferred income taxes	(.7)	(.4)	(6.5)	—
Other	—	(.1)	—	(.1)
Changes in operating assets and liabilities, net of effect from acquisitions and divestitures of businesses:
Accounts receivable	(6.9)	(24.0)	(15.1)	(26.7)
Inventories	6.1	12.1	(.8)	(1.3)
Other current assets	7.4	5.4	5.2	6.7
Current liabilities	10.1	4.8	3.6	6.5
Other non-current assets	(13.0)	.8	(7.6)	1.8
Other non-current liabilities	2.4	.1	1.9	(4.0)
Contributions to defined benefit plan	—	(.3)	—	(.3)
Net Cash Provided by (Used in) Operating Activities	23.6	13.1	15.6	8.3
Investing Activities
Capital expenditures	(3.9)	(6.2)	(7.1)	(9.9)
Proceeds from notes receivable	—	—	—	3.8
Proceeds from sale of businesses	.1	—	—	—
Business acquisitions	(.1)	(2.5)	(.1)	(2.5)
Net Cash Provided by (Used In) Investing Activities	(3.9)	(8.7)	(7.2)	(8.6)
Financing Activities
Proceeds from borrowings	2.3	—	2.3	—
Repayment of debt obligations	(3.4)	(1.1)	(44.4)	(2.1)
Payments for debt refinancing	(1.0)	—	(1.0)	—
Employee tax withholding related to redemption of common shares	—	(.1)	(.5)	(1.8)
Net Cash Provided by (Used In) Financing Activities	(2.1)	(1.2)	(43.6)	(3.9)
Effect of exchange rate changes on cash and cash equivalents	(.8)	1.1	.1	.8
Net Increase (Decrease) In Cash And Cash Equivalents	16.8	4.3	(35.1)	(3.4)
Cash and cash equivalents at beginning of period	36.1	64.3	88.0	72.0
Cash And Cash Equivalents At End Of Period	$52.9	$68.6	$52.9	$68.6